UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Conditions.

          On December 14, 2006, Rentech, Inc. issued a press release announcing its financial results for the fiscal quarter and the fiscal year ended September 30, 2006.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)     On December 12, 2006, the Board of Directors of the Company appointed Edward M. Stern as a director of the Company for a term expiring at the Company’s 2007 annual meeting of shareholders.  In connection with his appointment, the Company’s Board of Directors granted Mr. Stern a vested option to purchase 20,000 shares of the Company’s common stock.

          A press release announcing the election of Mr. Stern is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 99.1	Press Release issued by Rentech, Inc. dated December 14, 2006 regarding Financial Results.

Exhibit 99.2	Press Release issued by Rentech, Inc. dated December 14, 2006 regarding New Board Member.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: December 14, 2006	By:	/s/ Colin Morris

Colin Morris
Vice President and General Counsel